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EXHIBIT 99.906.CERT

                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT

Evelyn M. Curran, President, and Gregory R. Kingston, Treasurer of AIG
Retirement
Company II (the "registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: October 17, 2008

/s/ Evelyn M. Curran
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Evelyn M. Curran
President

/s/ Gregory R. Kingston
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Gregory R. Kingston
Treasurer